Exhibit 21


SUBSIDIARIES OF THE REGISTRANT


(1) Spectrum Control, Inc.
    100% - Owned Subsidiary
    Incorporated in the State of Delaware
    Investment Company

(2) Spectrum Engineering International, Inc.
    100% - Owned Subsidiary
    Incorporated in the State of Delaware
    Interest Charge Domestic International Sales Corporation

(3) Spectrum Control Technology, Inc.
    100% - Owned Subsidiary
    Incorporated in the State of Delaware
    Operating Company

(4) Spectrum Polytronics, Inc.
    96% - Owned Subsidiary
    Incorporated in the Commonwealth of Pennsylvania
    Former Operating Company

(5) Spectrum Control GmbH
    100% - Owned Subsidiary
    Incorporated in Germany
    Operating Company